UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒   Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Genentech, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following are verbatim opening comments made by Katherine A. Littrell, Ph.D., R.N., Senior Director, Genentech Investor Relations, during 4th Quarter/Year End 2006 earnings conference call on January 10, 2007:

“Well, thank you very much and good afternoon, everyone. Thank you so much for joining us for our Q4/year end ‘06 earnings call. Just to remind you, we’ve posted earnings call slide set on our website, and that website is www.gene G-E-N-E .com.

“This call is being electronically recorded and is copyrighted by Genentech. No reproductions, retransmissions or copies of this conference call can be made without the written permission of Genentech.

“We’ll be making forward-looking statements and actual results may vary materially from the statements made. Please see the Risk Factors section of our Form 10-Q, that’s for the period ending September 30, 2006, and it’s on file with the SEC. That has the discussion of the risk factors that could cause material variation from the forward-looking statements made during this conference call. We’ll be discussing financial information that includes non-GAAP financial measures in our call, so please refer to our website at www.gene.com under the investor tab. Click on financials and you’ll find the most directly comparable GAAP financial measures, with a reconciliation to the non-GAAP financial measures discussed today.

“Today I am joined by Dr. Art Levinson, Chairman and Chief Executive Officer, Ian Clark, our Executive Vice President of Commercial Operations, Dr. Sue Hellmann, our President of Product Development, and David Ebersman, our Executive Vice President and Chief Financial Officer.”

The following is a verbatim excerpt from comments made by Arthur D. Levinson, Ph.D., Genentech Chairman and Chief Executive Officer, during 4th Quarter/Year End 2006 earnings conference call on January 10, 2007:

“In 2006 we announced our plans for our first ever acquisition. Our proposed acquisition of Tanox is subject to customary closing conditions including approval of Tanox shareholders, and expiration of the Hart-Scott-Rodino filing. In late December, after preliminary discussions with the Federal Trade Commission, we voluntarily withdrew our initial HSR notification and refiled it, which begins a new 30 day initial waiting period that expires at the end of January. We continue to cooperate with the FTC and assuming approval by Tanox stockholders at the meeting scheduled for January 15th, we are planning to close in the first quarter of 2007. However, it is possible that additional government review will, could extend that timeline.”

This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the expected timing for the acquisition of Tanox. Such statements are predictions and involve risks and uncertainties such that actual results may differ materially. Among other factors, the transaction and its timing could be affected or prevented by the failure of certain closing conditions to occur, including FTC or other regulatory actions or delays. Please also refer to Genentech’s periodic reports filed with the Securities and Exchange Commission. Such reports contain and identify important factors that could cause actual results to differ materially from those contained in our forward-looking statements. All such risk factors, including those found in our most recent Form 10-Q filed with the Securities and Exchange Commission, are incorporated by reference into this transcript. Genentech disclaims, and does not undertake, any obligation to update or revise any forward-looking statements in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition of Tanox by Genentech and the required approval of the transaction by Tanox’s stockholders, Tanox filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) on December 7, 2006. Stockholders of Tanox are urged to read the definitive proxy statement and any other relevant documents because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents when they become available by contacting Tanox Investor Relations at 713-578-4211. In addition, documents filed with the SEC by both Genentech and Tanox are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Tanox in connection with the transaction, and their interests in the solicitation, is set forth in the proxy materials filed by Tanox with the SEC.